                         Press Contact:      Ken Herz
                                             212- 270-4621
                                             John Stefans
                                             212- 270-7438

                         Investor Contact:   John Borden
                                             212- 270-7318



     New York, July 18, 1995 -- Chemical Banking Corporation today reported net income for the second quarter of $453 million, up 27 percent from net income of $357 million in the same period of 1994. Primary earnings per share increased 35 percent to $1.72, compared with $1.27 in the second quarter of 1994.

     For the first six months of 1995, net income was $838 million, an increase of 24 percent from $676 million in the first half of 1994. Primary earnings per share were up 33 percent to $3.17 per share compared with $2.39 per share in the comparable period of 1994.

     "We had an excellent quarter, delivering on our performance initiatives for increased earnings per share, a higher return on shareholders' equity and an improved efficiency ratio," said Walter
V. Shipley, chairman and chief executive officer. "Core earnings continued to improve, led by strong revenue growth in our nationwide consumer and corporate finance businesses. By managing expenses in line with revenue opportunities, we also achieved an 11 percent improvement in our operating margin."

     In June, the corporation announced an increase in the quarterly common stock dividend to 50 cents per share, up 14 percent from 44 cents per share. The increase marked the fourth time the dividend has been increased since March 1993, for a total increase of 67 percent.

     The corporation's return on average common stockholders' equity was 17.67 percent for the second quarter, compared with
13.90 percent a year ago. The efficiency ratio was 59.4 percent, compared with 62.3 percent for the second quarter of 1994. The corporation's estimated Tier I risk-based capital ratio was 8.0 percent at June 30, compared with 8.7 percent a year ago. At June 30, the estimated total risk-based capital ratio was 11.9 percent, compared with 12.8 percent a year ago.

NET INTEREST INCOME

     Net interest income for the second quarter was $1,162 million, compared with $1,185 million last year. Average interest-earning assets were $139.1 billion, compared with $129.1 billion last year.

     The net yield on average interest-earning assets was 3.36 percent in the second quarter, compared with 3.69 percent in the second quarter of 1994. The declines primarily reflect narrower loan spreads.

NONINTEREST REVENUE

     Noninterest revenue for the second quarter was $961 million, up 11 percent from $867 million in the second quarter of 1994.

     Trust and investment management fees were $97 million, compared with $108 million last year, partly reflecting the accounting on an equity basis, beginning in 1995, of the shareholder services joint venture with Mellon Bank Corporation.

     Corporate finance and syndication fees were $129 million, up from $93 million in the second quarter a year ago, reflecting increases in both loan syndication activity and public debt underwritings. Fees for other banking services were $290 million, compared with $279 million in the second quarter of 1994, reflecting higher results from credit card and mortgage servicing operations.

     Combined revenues from all trading activities were $171 million in the second quarter, compared with $203 million in 1994, but up from $56 million in the first quarter of 1995. Compared with the year-ago quarter, second quarter performance reflected slightly lower results across a range of fixed income activities, partly offset by an improved emerging markets environment. The increase from the first quarter resulted largely from improved performance in emerging markets trading, as well as greater stability of European interest rates.

     Securities gains in the second quarter were $69 million, compared with gains of $13 million in the second quarter of 1994.

     Other noninterest revenue in the second quarter was $129 million, compared with $96 million in the second quarter a year ago. Revenues from equity and equity-related investments were $126 million, compared with $66 million in the same period a year ago. Other noninterest revenue also included a loss of approximately $50 million related to the disposition of developing market loans previously recorded as "available for sale."

NONINTEREST EXPENSE

     Noninterest expense in the second quarter was $1,248 million, down 3 percent from $1,281 million in the second quarter of 1994, and compared with $1,246 million in the first quarter of 1995. Through the first six months of 1995, the corporation has exceeded its goal of flat expenses this year, benefiting from the acceleration of its margin improvement program.

      Foreclosed property expense in the second quarter was a credit of $14 million, compared with 1994 second quarter expense of $2 million, reflecting significant progress in managing the corporation's real estate portfolio.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

     The provision for losses was $120 million in the second quarter, compared with $160 million in the second quarter of 1994 and $120 million in the first quarter of 1995.

     Total net charge-offs were $145 million in the second quarter, compared with $476 million in the second quarter of 1994 and $145 million in the first quarter of 1995 .

     At June 30, the total allowance for credit losses was $2,430 million, compared with $2,676 million on the same date a year ago.

NONPERFORMING ASSETS

     At June 30, total nonperforming assets were $1,118 million, down from $1,130 million at March 31 and down $1,375 million, from $2,493 million on June 30, 1994.

     Nonperforming loans at June 30 were $1,064 million, compared with $1,069 million at March 31 and $1,758 million a year ago. Assets acquired as loan satisfactions were $54 million at June 30, compared with $61 million at March 31 and down from $735 million on June 30, 1994.


OTHER FINANCIAL DATA

     In the second quarter of 1995, the corporation adopted SFAS
122 related to the accounting for originated mortgage servicing rights, and as a result the corporation recognized an immaterial gain during the quarter.

     The corporation's effective tax rate was 40.0 percent and 41.5 percent in the second quarters of 1995 and 1994, respectively.

     The impact of marking "available for sale" securities to market resulted in a net unfavorable impact of approximately $216 million after-tax on the corporation's stockholders' equity at June 30, compared with a net unfavorable impact of $472 million after-tax at March 31. The market valuation does not include the impact of related funding sources.

     Total assets at June 30 were $178.5 billion, compared with $168.9 billion on the same date a year ago. Total loans at June 30 were $84.7 billion, compared with $74.7 billion at June 30, 1994, reflecting improving trends in loan growth, especially to consumers. At the end of the second quarter, total deposits were $94.9 billion, compared with $92.0 billion at June 30, 1994.

     The return on average total assets for the second quarter was
1.01 percent, compared with .87 percent in the same year-ago period.

     Book value per share was $40.62 at June 30, versus $37.17 per share on the same date a year ago.

                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
                 (in millions, except per share and ratio data)


                                                  Three Months Ended               Six Months Ended
                                                        June 30,                        June 30,
                                                  -------------------             -------------------
                                                    1995          1994            1995              1994
                                                  ------        ------          ------            ------
EARNINGS:
- --------
Income Before Effect of Accounting Change         $  453        $  357         $   849            $  676
Effect of Change in Accounting Principle              --            --             (11)(b)            --
                                                  ------        ------          ------            ------
Net Income                                        $  453        $  357         $   838            $  676
                                                  ======        ======          ======            ======
Net Income Applicable to Common Stock             $  427        $  324         $   782            $  611
                                                  ======        ======          ======            ======

PER COMMON SHARE:
- ----------------
Primary: (a)
  Income Before Effect of
    Accounting Change                             $ 1.72        $  1.27         $  3.21           $ 2.39
  Effect of Change in Accounting
    Principle                                         --             --           (0.04)(b)           --
                                                  -------       -------         -------           ------
  Net Income                                      $ 1.72        $  1.27         $  3.17           $ 2.39
                                                  =======       =======         =======           ======

Assuming Full Dilution:
  Income Before Effect of Accounting
    Change                                        $ 1.68        $  1.25         $  3.12           $ 2.36
  Effect of Change in Accounting
    Principle                                         --             --           (0.04)(b)           --
                                                  -------       -------         -------           ------
  Net Income                                      $ 1.68        $  1.25         $  3.08           $ 2.36
                                                  =======       =======         =======           ======

Book Value at June 30,                            $40.62        $ 37.17         $ 40.62           $37.17
Market Value at June 30,                          $47.25        $ 38.50         $ 47.25           $38.50
Common Stock Dividends Declared                   $ 0.50(c)     $  0.38         $  0.94(c)        $ 0.76

COMMON SHARES OUTSTANDING:
- -------------------------
Average Common and Common Equivalent
  Shares                                            248.3          255.1          246.8             255.2
Average Common Shares Assuming
  Full Dilution                                     254.8          263.0          255.8             263.0
Common Shares at Period End                         249.4          250.9          249.4             250.9

PERFORMANCE RATIOS: (Average Balances)(d)
- ------------------
Return on Assets                                     1.01%          0.87%         0.95%             0.83%
Return on Common Stockholders' Equity               17.67%         13.90%        16.61%            13.07%
Return on Total Stockholders' Equity                16.42%         12.96%        15.50%            12.28%

CAPITAL RATIOS AT JUNE 30:
- -------------------------
Common Stockholders' Equity to Assets                                               5.7%             5.5%
Total Stockholders' Equity to Assets                                                6.4%             6.6%
Tier 1 Leverage (e)                                                                 5.8%             6.4%
Risk-Based Capital: (e)
  Tier 1 (4.0% required)                                                            8.0%*            8.7%
  Total  (8.0% required)                                                           11.9%*           12.8%

(a)Primary Earnings Per Share (EPS) is based on net income after preferred dividends divided by average common and common equivalent shares outstanding. Previously, the Corporation reported earnings per share based on the number of average common shares outstanding (Simple EPS) since the difference between Simple EPS and Primary EPS or Fully Diluted EPS was not significant (less than 3%). Primary and Fully Diluted EPS are now reported for all periods presented.
(b)On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to the Corporation's foreign plans.
(c)The Corporation increased its quarterly common stock dividend to $0.50 per share in the second quarter of 1995, and from $0.38 per share to $0.44 per share in the third quarter of 1994.
(d)Performance ratios are based on annualized net income amounts.
(e)The amounts exclude the net unfavorable impact on stockholders' equity of $216 million in 1995 and $291 million in 1994, resulting from the adoption of SFAS 115.
*Estimated

                                    UNAUDITED

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)

                                                                       Three Months Ended
                                                             ---------------------------------------

                                                              June 30,      March 31,       June 30,
                                                                  1995           1995           1994
                                                              --------      ---------       --------
INTEREST INCOME
Loans                                                         $  1,770       $  1,661       $  1,375
Securities                                                         513            505            432
Trading Assets                                                     205            199            191
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          212            219            121
Deposits with Banks                                                 67             82            100
                                                               -------        -------        -------
   Total Interest Income                                         2,767          2,666          2,219
                                                               -------        -------        -------
INTEREST EXPENSE
Deposits                                                           931            851            543
Short-Term and Other Borrowings                                    536            519            359
Long-Term Debt                                                     138            140            132
                                                               -------        -------        -------
   Total Interest Expense                                        1,605          1,510          1,034
                                                               -------        -------        -------
NET INTEREST INCOME                                              1,162          1,156          1,185
Provision for Losses                                               120            120            160
                                                               -------        -------        -------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES                   1,042          1,036          1,025
                                                               -------        -------        -------
NONINTEREST REVENUE
Trust and Investment Management Fees                                97             91            108
Corporate Finance and Syndication Fees                             129            119             93
Service Charges on Deposit Accounts                                 76             74             75
Fees for Other Banking Services                                    290            294            279
Trading Revenue                                                    171             56            203
Securities Gains (Losses)                                           69            (18)            13
Other Revenue                                                      129            254             96
                                                               -------        -------        -------
   Total Noninterest Revenue                                       961            870            867
                                                               -------        -------        -------
NONINTEREST EXPENSE
Salaries                                                           557            546            542
Employee Benefits                                                  117            107            102
Occupancy Expense                                                  129            135            140
Equipment Expense                                                   97            101             91
Foreclosed Property Expense                                        (14)            (7)             2
Other Expense                                                      362            364            404
                                                               -------        -------        -------
   Total Noninterest Expense                                     1,248          1,246          1,281
                                                               -------        -------        -------
INCOME BEFORE INCOME TAX EXPENSE AND EFFECT
  OF ACCOUNTING CHANGE                                             755            660            611
Income Tax Expense                                                 302            264            254
                                                               -------        -------        -------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGE                          453            396            357
Effect of Change in Accounting Principle                            --            (11)            --
                                                               -------        -------        -------
NET INCOME                                                    $    453       $    385       $    357
                                                               =======        =======        =======
NET INCOME APPLICABLE TO COMMON STOCK                         $    427       $    355       $    324
                                                               =======        =======        =======
PER COMMON SHARE:
Primary:
  Income Before Effect of Accounting Change                    $  1.72       $   1.49       $  1.27
  Effect of Change in Accounting Principle                          --          (0.04)           --
                                                               -------       --------       -------
  Net Income                                                   $  1.72       $   1.45       $  1.27
                                                               =======       ========       =======
Assuming Full Dilution:
  Income Before Effect of Accounting Change                    $  1.68       $   1.46       $  1.25
  Effect of Change in Accounting Principle                          --          (0.04)           --
                                                               -------       --------       -------
  Net Income                                                   $  1.68       $   1.42       $  1.25
                                                               =======       ========       =======

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                 CONSOLIDATED STATEMENT OF INCOME
               (in millions, except per share data)

                                               Six Months Ended
                                             ---------------------
                                             June 30,    June 30,
                                                 1995        1994
                                             --------    --------
INTEREST INCOME
Loans                                         $ 3,431     $ 2,682
Securities                                      1,018         848
Trading Assets                                    404         364
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                         431         221
Deposits with Banks                               149         194
                                              -------     -------
   Total Interest Income                        5,433       4,309
                                              -------     -------
INTEREST EXPENSE
Deposits                                        1,782       1,063
Short-Term and Other Borrowings                 1,055         651
Long-Term Debt                                    278         267
                                              -------     -------
   Total Interest Expense                       3,115       1,981
                                              -------     -------
NET INTEREST INCOME                             2,318       2,328
Provision for Losses                              240         365
                                              -------     -------
NET INTEREST INCOME AFTER
  PROVISION FOR LOSSES                          2,078       1,963
                                              -------     -------
NONINTEREST REVENUE
Trust and Investment Management Fees              188         218
Corporate Finance and Syndication Fees            248         175
Service Charges on Deposit Accounts               150         144
Fees for Other Banking Services                   584         569
Trading Revenue                                   227         388
Securities Gains                                   51          59
Other Revenue                                     383         245
                                              -------     -------
   Total Noninterest Revenue                    1,831       1,798
                                              -------     -------
NONINTEREST EXPENSE
Salaries                                        1,103       1,060
Employee Benefits                                 224         221
Occupancy Expense                                 264         286
Equipment Expense                                 198         175
Foreclosed Property Expense                       (21)         37
Other Expense                                     726         778
                                              -------     -------
   Total Noninterest Expense Before
     Restructuring Charge                       2,494       2,557
Restructuring Charge                               --          48
                                              -------     -------
   Total Noninterest Expense                    2,494       2,605
                                              -------     -------
INCOME BEFORE INCOME TAX EXPENSE AND EFFECT
  OF ACCOUNTING CHANGE                          1,415       1,156
Income Tax Expense                                566         480
                                              -------     -------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGE         849         676
Effect of Change in Accounting Principle          (11)         --
                                              -------     -------
NET INCOME                                    $   838     $   676
                                              =======     =======
NET INCOME APPLICABLE TO COMMON STOCK         $   782     $   611
                                              =======     =======
PER COMMON SHARE:
Primary:
  Income Before Effect of Accounting Change   $  3.21     $  2.39
  Effect of Change in Accounting Principle      (0.04)         --
                                              -------     -------
  Net Income                                  $  3.17     $  2.39
                                              =======     =======
Assuming Full Dilution:
  Income Before Effect of Accounting Change   $  3.12     $  2.36
  Effect of Change in Accounting Principle      (0.04)         --
                                              -------     -------
  Net Income                                  $  3.08     $  2.36
                                              =======     =======

                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST REVENUE DETAIL
                                  (in millions)

                                                        Three Months Ended              Six Months Ended
                                                 --------------------------------    --------------------
                                               June 30,    March 31,     June 30,    June 30,    June 30,
                                                   1995         1995         1994        1995        1994
                                               --------     --------     --------    --------    --------
TRUST AND INVESTMENT MANAGEMENT FEES:
Personal Trust Fees                              $   53      $    50      $    54      $  103      $  107
Corporate and Institutional Trust Fees               33           31           45          64          91
Other, primarily Foreign
  Asset Management                                   11           10            9          21          20
                                                 ------       ------      -------      ------       -----
  Total                                          $   97      $    91      $   108      $  188      $  218
                                                 ======       ======      =======      ======       =====
FEES FOR OTHER BANKING SERVICES:
Credit Card Services Revenue                     $   83      $    80      $    75      $  163      $  150
Fees in Lieu of Compensating Balances                47           47           49          94         107
Commissions on Letters of Credit
  and Acceptances                                    36           41           39          77          76
Loan Commitment Fees                                 20           24           23          44          45
Mortgage Servicing Fees                              23           23           18          46          34
Other Fees                                           81           79           75         160         157
                                                 ------       ------      -------      ------       -----
  Total                                          $  290      $   294      $   279      $  584      $  569
                                                 ======       ======      =======      ======       =====
TRADING REVENUE:
Interest Rate Contracts                          $   38      $    19      $   135      $   57      $  223
Foreign Exchange Revenue                             66           75           55         141         100
Debt Instruments and Other                           67          (38)          13          29          65
                                                 ------       ------      -------      ------       -----
  Total                                          $  171      $    56      $   203      $  227      $  388
                                                 ======       ======      =======      ======       =====

OTHER REVENUE:
Revenue from Equity-Related Investments          $  126      $   107      $    66      $  233      $  149
Net Gains (Losses) on Emerging Markets
  Bond Sales                                        (50)          --           --         (50)         45
All Other Revenue                                    53          147           30         200          51
                                                 ------       ------      -------      ------       -----
  Total                                          $  129      $   254      $    96      $  383      $  245
                                                 ======       ======      =======      ======       =====



                  CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST EXPENSE DETAIL
                                  (in millions)

                                                        Three Months Ended              Six Months Ended
                                                 --------------------------------    --------------------
                                               June 30,    March 31,     June 30,    June 30,    June 30,
                                                   1995         1995         1994        1995        1994
                                               --------     --------     --------    --------    --------
OTHER EXPENSE: (a)
Professional Services                            $   53      $    54      $    59      $  107      $  105
Marketing Expense                                    51           43           57          94          97
FDIC Assessments                                     36           37           41          73          83
Telecommunications                                   39           38           37          77          72
Amortization of Intangibles                          27           28           27          55          56
All Other                                           156          164          183         320         365
                                                 ------       ------      -------      ------       -----
  Total Other Expense                            $  362      $   364      $   404      $  726      $  778
                                                 ======       ======      =======      ======       =====

(a)Certain prior period amounts have been reclassified to conform with the June 30, 1995 presentation.

                             UNAUDITED
              CHEMICAL BANKING CORPORATION and Subsidiaries
                        CONSOLIDATED BALANCE SHEET
                              (in millions)



                                             June 30,    June 30,
                                                 1995        1994
                                             --------    --------
ASSETS
Cash and Due from Banks                      $  7,756    $  9,463
Deposits with Banks                             2,903       4,461
Federal Funds Sold and Securities
   Purchased Under Resale Agreements           12,883      12,803
Trading Assets:
   Debt and Equity Instruments                 12,059      10,935
   Risk Management Instruments                 18,412      20,632
Securities:
   Held-to-Maturity                             8,287       8,923
   Available-for-Sale                          19,965      16,606
Loans (Net of Unearned Income)                 84,675      74,685
Allowance for Credit Losses                    (2,430)     (2,676)
Premises and Equipment                          2,138       2,034
Due from Customers on Acceptances               1,156       1,202
Accrued Interest Receivable                     1,197       1,029
Assets Acquired as Loan Satisfactions              54         735
Assets Held for Accelerated Disposition           240          --
Other Assets                                    9,236       8,089
                                             --------    --------
    TOTAL ASSETS                             $178,531    $168,921
                                             ========    ========

LIABILITIES
Deposits:
   Demand (Noninterest Bearing)              $ 21,387    $ 22,066
   Time and Savings                            45,860      47,737
   Foreign                                     27,642      22,153
                                             --------    --------
      Total Deposits                           94,889      91,956
Federal Funds Purchased and Securities
   Sold Under Repurchase Agreements            23,557      20,764
Other Borrowed Funds                           15,780      12,604
Acceptances Outstanding                         1,162       1,205
Accounts Payable and Accrued Liabilities        2,585       1,998
Other Liabilities                              21,976      20,878
Long-Term Debt                                  7,202       8,336
                                             --------    --------
     TOTAL LIABILITIES                        167,151     157,741
                                             --------    --------

STOCKHOLDERS' EQUITY
Preferred Stock                                 1,250       1,854
Common Stock                                      255         254
Capital Surplus                                 6,476       6,557
Retained Earnings                               3,826       2,920
Net Unrealized Loss on Securities
  Available-for-Sale, Net of Taxes               (216)       (291)
Treasury Stock, at Cost                          (211)(a)    (114)
                                             --------    --------
     TOTAL STOCKHOLDERS' EQUITY                11,380      11,180
                                             --------    --------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                  $178,531    $168,921
                                             ========    ========

[FN]
(a) During the first half of 1995, the Corporation repurchased
    4.0 million shares of its common stock in the open market under a previously announced plan to repurchase up to 6 million shares in 1995.

                             UNAUDITED

              CHEMICAL BANKING CORPORATION and Subsidiaries
                    CONSOLIDATED STATEMENT OF CHANGES
                         IN STOCKHOLDERS' EQUITY
                              (in millions)




                                               Six Months Ended
                                                   June 30,
                                             --------------------
                                                 1995        1994
                                             --------    --------

BALANCE AT JANUARY 1,                        $ 10,712    $ 11,164
                                             --------    --------

Net Income                                        838         676
Dividends Declared:
  Preferred Stock                                 (56)        (65)
  Common Stock                                   (229)       (192)
Issuance of Preferred Stock                        --         200
Conversion of Preferred Stock                    (200)(a)      --
Issuance of Common Stock                            1           1
Net Change in Capital Surplus                     (58)(a)      15
Restricted Stock Granted,
  Net of Amortization                             (10)        (11)
Net Change in Treasury Stock                      150 (a)    (102)
Net Change in the Fair Value of
  Available-for-Sale Securities,
  Net of Taxes                                    222        (506)
Accumulated Translation Adjustment                 10          --
                                             --------    --------
  Net Change in Stockholders' Equity              668          16
                                             --------    --------

BALANCE AT JUNE 30,                          $ 11,380    $ 11,180
                                             ========    ========


[FN]
(a) During the second quarter of 1995, the Corporation called all of the outstanding shares of its 10% convertible preferred stock for redemption. Substantially all of the 10% convertible preferred stock was converted to common stock. The common stock from the conversion was issued from treasury.

                                    UNAUDITED

                  CHEMICAL BANKING CORPORATION and Subsidiaries
                LOAN PORTFOLIO AND ALLOWANCE RELATED INFORMATION
                          (in millions, except ratios)


                                                Loans Outstanding                Nonperforming Assets
                                                ------------------              ---------------------
                                                      June 30,                          June 30,
                                                 1995            1994             1995               1994
                                              --------       --------         --------           --------
Domestic Commercial:
   Commercial Real Estate                     $ 5,425         $ 6,706           $  209             $  645
   Other Commercial                            25,723          22,985              388                584
                                              -------         -------          -------            -------
     Total Commercial Loans                    31,148          29,691              597              1,229
                                              -------         -------          -------            -------
Domestic Consumer:
   Residential Mortgage                        17,138          12,361              117                144
   Credit Card                                 10,121           7,774               --                 --
   Other Consumer                               7,481           6,538                4                 21
                                              -------         -------          -------            -------
     Total Consumer Loans                      34,740          26,673              121                165
                                              -------         -------          -------            -------
Total Domestic Loans                           65,888          56,364              718              1,394
Foreign                                        18,787          18,321              346                364
                                              -------         -------          -------            -------
Total Loans                                   $84,675         $74,685            1,064              1,758
                                              =======         =======
Assets Acquired as Loan Satisfactions                                               54                735
                                                                               -------            -------
Total Nonperforming Assets                                                      $1,118             $2,493
                                                                               =======            =======
ASSETS HELD FOR ACCELERATED DISPOSITION                                         $  240             $   --
                                                                               =======            =======



                                                Three Months Ended                 Six Months Ended
                                                     June 30,                          June 30,
                                              -----------------------         ---------------------------
                                                 1995            1994             1995               1994
                                               ------          ------          -------             ------
Allowance for Credit Losses:
Balance at Beginning of Period                 $2,455          $2,991           $2,480             $3,020
Provision for Losses                              120             160              240                365
Net Charge-Offs:
   Domestic Commercial:
     Commercial Real Estate                       (27)            (48)             (28)              (123)
     Other Commercial                               6             (37)             (32)               (87)
                                              -------         -------          -------            -------
       Total Commercial                           (21)            (85)             (60)              (210)
                                              -------         -------          -------            -------
   Domestic Consumer:
     Residential                                  (16)             (9)             (27)               (12)
     Credit Card                                 (106)            (81)            (197)              (163)
     Other Consumer                                (6)             (4)             (15)                (9)
                                              -------         -------          -------            -------
       Total Consumer                            (128)            (94)            (239)              (184)
                                              -------         -------          -------            -------
   Total Domestic Charge-offs                    (149)           (179)            (299)              (394)
   Foreign                                          4            (297)               9               (318)
                                              -------         -------          -------            -------
   Total Net Charge-offs                         (145)           (476)            (290)              (712)
Other                                              --               1               --                  3
                                              -------         -------          -------            -------
    Total Allowance for Credit Losses          $2,430          $2,676           $2,430             $2,676
                                              =======         =======          =======            =======

ALLOWANCE COVERAGE RATIOS:
Allowance for Credit Losses to:
   Loans at Period-End                                                             2.87%            3.58%
   Average Loans                                                                   3.04%            3.60%
   Nonperforming Loans                                                           228.38%          152.22%

                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
             Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                            Three Months Ended                  Three Months Ended
                                              June 30, 1995                       June 30, 1994
                                     -------------------------------    ------------------------------------
                                      Average                    Rate     Average                       Rate
                                      Balance   Interest  (Annualized)    Balance      Interest (Annualized)
                                      -------   --------  ------------    -------      -------- ------------
ASSETS
Deposits with Banks                 $   3,157   $     67    8.34%       $   4,606     $     100     8.66%
Federal Funds Sold and
  Securities Purchased
  Under Resale Agreements              14,774        212    5.74%          11,732           121     4.13%
Trading Assets                         11,389        205    7.17%          12,042           191     6.32%
Securities:
  Held-to-Maturity                      8,390        142    6.80%           9,309           164     7.08%
  Available-for-Sale                   19,548        375    7.66%          17,285           270     6.25%
Loans                                  81,846      1,772    8.67%          74,144         1,377     7.44%
                                      -------    -------                  -------       -------
Total Interest-Earning
  Assets                              139,104      2,773    7.98%         129,118         2,223     6.89%
Allowance for Credit Losses            (2,471)                             (3,027)
Cash and Due from Banks                 7,593                               8,618
Risk Management Instruments            23,212                              15,984
Other Assets                           12,950                              13,373
                                      -------                             -------
  Total Assets                      $ 180,388                           $ 164,066
                                      =======                             =======
LIABILITIES
Domestic Retail Deposits            $  41,287        392    3.80%       $  44,308           273     2.48%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                    5,945         82    5.55%           5,202            44     3.45%
Deposits in Foreign Offices            28,239        457    6.43%          22,680           226     3.94%
                                      -------    -------                  -------       -------
  Total Time & Savings
    Deposits                           75,471        931    4.93%          72,190           543     3.01%
                                      -------    -------                  -------       -------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
    Securities Sold Under
    Repurchase Agreements              24,525        342    5.57%          18,546           189     4.08%
  Commercial Paper                      3,729         55    5.92%           2,566            25     3.81%
  Other Borrowings                      8,225        139    6.82%           9,391           145     6.20%
                                      -------    -------                  -------       -------
    Total Short-Term and
      Other Borrowings                 36,479        536    5.89%          30,503           359     4.71%
Long-Term Debt                          7,542        138    7.32%           8,370           132     6.34%
                                      -------    -------                  -------       -------
Total Interest-
  Bearing Liabilities                 119,492      1,605    5.37%         111,063         1,034     3.73%
                                      -------    -------                  -------       -------
Demand Deposits                        20,034                              21,788
Risk Management Instruments            24,087                              14,148
Other Liabilities                       5,708                               6,015
                                      -------                             -------
  Total Liabilities                   169,321                             153,014
                                      -------                             -------
STOCKHOLDERS' EQUITY
Preferred Stock                         1,373                               1,704
Common Stockholders' Equity             9,694                               9,348
                                      -------                             -------
  Total Stockholders' Equity           11,067                              11,052
                                      -------                             -------
  Total Liabilities and
    Stockholders' Equity            $ 180,388                           $ 164,066
                                      =======                             =======
INTEREST RATE SPREAD                                        2.61%                                   3.16%
                                                           ======                                  ======
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
    ASSETS                                      $  1,168    3.36%                     $   1,189     3.69%
                                                ========    =====                     =========    ======

                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
             Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                             Six Months Ended                    Six Months Ended
                                              June 30, 1995                       June 30, 1994
                                      ------------------------------    ------------------------------------
                                      Average                    Rate     Average                       Rate
                                      Balance   Interest  (Annualized)    Balance      Interest (Annualized)
                                      -------   --------  ------------    -------      -------- ------------
ASSETS
Deposits with Banks                 $   3,942   $    149    7.57%       $   4,878     $     194     7.98%
Federal Funds Sold and
  Securities Purchased
  Under Resale Agreements              14,608        431    5.94%          11,809           221     3.77%
Trading Assets                         11,151        404    7.28%          11,960           364     6.12%
Securities:
  Held-to-Maturity                      8,459        291    6.94%           9,735           339     7.02%
  Available-for-Sale                   19,379        735    7.63%          16,765           512     6.15%
Loans                                  79,911      3,437    8.67%          74,312         2,688     7.29%
                                      -------    -------                  -------       -------
Total Interest-Earning
  Assets                              137,450      5,447    7.98%         129,459         4,318     6.72%
Allowance for Credit Losses            (2,479)                             (3,057)
Cash and Due from Banks                 7,566                               8,725
Risk Management Instruments            22,415                              15,690
Other Assets                           12,989                              13,292
                                      -------                             -------
  Total Assets                      $ 177,941                           $ 164,109
                                      =======                             =======
LIABILITIES
Domestic Retail Deposits            $  41,313        760    3.71%       $  45,173           521     2.32%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                    5,928        164    5.59%           5,325            90     3.44%
Deposits in Foreign Offices            28,168        858    6.11%          22,825           452     3.97%
                                      -------    -------                  -------       -------
  Total Time & Savings
    Deposits                           75,409      1,782    4.75%          73,323         1,063     2.92%
                                      -------    -------                  -------       -------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
    Securities Sold Under
    Repurchase Agreements              23,863        675    5.70%          17,310           326     3.80%
  Commercial Paper                      3,527        102    5.84%           2,488            46     3.69%
  Other Borrowings                      8,223        278    6.82%           9,526           279     5.90%
                                      -------    -------                  -------       -------
    Total Short-Term and
      Other Borrowings                 35,613      1,055    5.97%          29,324           651     4.47%
Long-Term Debt                          7,697        278    7.28%           8,434           267     6.39%
                                      -------    -------                  -------       -------
Total Interest-
  Bearing Liabilities                 118,719      3,115    5.28%         111,081         1,981     3.59%
                                      -------    -------                  -------       -------
Demand Deposits                        20,241                              22,204
Risk Management Instruments            22,396                              13,611
Other Liabilities                       5,681                               6,110
                                      -------                             -------
  Total Liabilities                   167,037                             153,006
                                      -------                             -------
STOCKHOLDERS' EQUITY
Preferred Stock                         1,412                               1,679
Common Stockholders' Equity             9,492                               9,424
                                      -------                             -------
  Total Stockholders' Equity           10,904                              11,103
                                      -------                             -------
  Total Liabilities and
    Stockholders' Equity            $ 177,941                           $ 164,109
                                      =======                             =======
INTEREST RATE SPREAD                                        2.70%                                   3.13%
                                                            =====                                   =====
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
    ASSETS                                      $  2,332    3.42%                     $   2,337     3.64%
                                                 =======    =====                       =======     =====